UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2013

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302
Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 15, 2013, Roberts Realty Investors, Inc., the registrant, through its operating partnership entered into a sales contract for the sale of its 37,864 square foot Northridge Office Building to the Fulton County Board of Education (the “Board of Education”), an unrelated third party, for $5,280,000.  The purchase price is payable in cash and is not subject to any financing contingency.  The transaction was approved by the Board of Education by public vote as required by law.  The Board of Education has deposited $50,000 of nonrefundable earnest money with the escrow agent, and the closing is scheduled to occur on or before October 30, 2013.  The Board of Education may extend the closing date to November 15, 2013 by notifying us prior to October 23, 2013 and depositing an additional $50,000 of nonrefundable earnest money with the escrow agent.

The Northridge Office Building has a carrying value of $3,184,558 in our financial statements and secures a $2,432,943 loan.  If the sale of the Northridge Office Building closes as we expect, we intend to use the sales proceeds to pay off the loan secured by the office building and to use the remaining proceeds for general working capital purposes.  After the closing of the sale, the transactions we have completed in 2013 will have reduced our total debt by $10.62 million or 43%, decreased our annual operating expenses by $850,000 and increased our liquidity by $5.6 million.

The above description of the material terms of the sales contract with the Board of Education is qualified in its entirety by reference to the full text of the sales contract dated October 15, 2013, which is attached as Exhibit 10.1 to this report and incorporated into this Item 1.01 by this reference.

Note Regarding Forward-looking Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  The forward-looking statements relate to our intent, belief, or expectations regarding the sale of our Northridge Office Building to the Board of Education and the use of the proceeds to repay our loan secured by the property.  These statements involve risks and uncertainties, including the occurrence, ultimate terms and timing of the sale.

For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on the forward-looking statements, which speak only as of the date of this report.  All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.  For more information about other risks and uncertainties we face, please see the section in our most recent annual report on Form 10-K and quarterly report on Form 10-Q entitled “Risk Factors.”

Item 8.01                   Other Events.

We announced the agreement to sell the Northridge Office Building in a press release issued on October 17, 2013, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit

10.1	Purchase and Sale Agreement dated October 15, 2013 by and between Roberts Properties Residential, L.P. and the Fulton County Board of Education (Northridge Office Building).

99.1	Press release dated October 17, 2013 regarding the agreement to sell the Northridge Office Building.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: October 17, 2013	By:	/s/ Charles S. Roberts
Charles S. Roberts
Chief Executive Officer